                              FORBEARANCE AGREEMENT

      THIS AGREEMENT dated as of April 9, 2004 by and between VIRBAC CORPORATION, a Delaware corporation ("Virbac"), PM RESOURCES, INC., a Missouri corporation ("PM Resources"), ST. JON LABORATORIES, INC., a California corporation ("St. JON"), FRANCODEX LABORATORIES, INC., a Kansas corporation ("Francodex"), VIRBAC AH, INC., a Delaware corporation ("Virbac AH,"), and DELMARVA LABORATORIES, INC., a Virginia corporation ("Delmarva," and collectively with Virbac, PM Resources, St. JON, Francodex and Virbac AH referred to herein as the "Borrowers") and FIRST BANK, a Missouri state banking corporation (the "Lender") ( the "Agreement").

                                   WITNESSETH:

      WHEREAS, Borrowers are currently in default under a Credit Agreement dated as of September 7, 1999 made by and among Borrowers and Lender, as previously amended by an Amendment to Credit Agreement dated as of December 30, 1999 made by and among Borrowers and Lender, by a Second Amendment to Credit Agreement dated as of May 1, 2000 made by and among Borrowers and Lender, by a Third Amendment to Credit Agreement dated as of April 4, 2001 made by and among Borrowers and Lender, by a Fourth Amendment to Credit Agreement dated as of August 7, 2002 made by and among Borrowers and Lender, by a Fifth Amendment to Credit Agreement dated as of August 11, 2003 made by and among Borrowers and Lender, by a Sixth Amendment to Credit Agreement dated as of September 3, 2003 made by and among Borrowers and Lender, and by a Seventh Amendment to Credit Agreement dated as of March 1, 2004 made by and among Borrowers and Lender (as amended, the "Credit Agreement;" capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement), such default being Borrowers' default under the Credit Agreement for failure to remain within the Borrowing Base (as defined therein) on and after January 31, 2004; and

      WHEREAS, Borrowers are currently in default under their Revolving Credit Note dated September 3, 2003 in the original principal amount of up to Thirty Million Dollars ($30,000,000.00) payable to the order of Lender as therein set forth (as amended and restated, the "Note") upon which an aggregate principal amount of loans presently outstanding of $25,293,491.48 is outstanding as of the date hereof and Letters of Credit in the outstanding face amount of $275,000.00 have been issued thereunder (Borrowers' duties and obligations under the Credit Agreement, the Note, the Letters of Credit, the Security Documents, as hereinafter defined, and all related documents are herein referred to as the "Obligations"); and

      WHEREAS, Virbac has previously executed a certain Security Agreement dated as of May 14, 1998 in favor of the Lender, as amended from time to time, St. JON has previously executed a certain Security Agreement dated as of May 14, 1998 in favor of the Lender, as amended from time to time, PM Resources has previously executed a certain Security Agreement dated as of May 14, 1998 in favor of the Lender, as amended from time to time, Francodex has previously executed a certain Security Agreement dated as of September 7, 1999 in favor of the Lender, as amended from time to time, Virbac AH has previously executed a certain Security Agreement dated as of September 7, 1999 in favor of the Lender, as amended from time to time, Delmarva has previously executed a certain Security Agreement dated as of September 3, 2003 in favor of the Lender, as amended from time to time (collectively, as amended, the "Security Agreements"), Virbac has previously executed a certain Second Amended and Restated Agreement of Pledge dated as of September 3, 2003 in favor of the Lender, as amended from time to time, Virbac AH has previously executed a certain Amended and Restated Agreement of Pledge dated as of September 3, 2003 in favor of the Lender, as amended from time to time (collectively, as amended, the "Agreements of Pledge"), PM Resources has previously executed a certain Deed of Trust and Security Agreement dated as of September 9, 1993 in favor of the Lender, as amended from time to time, Virbac has previously executed a certain Deed of Trust and Security Agreement dated as of September 3, 2003 in favor of the Lender, as amended from time to time (collectively, as amended, the "Deeds of Trust"), Delmarva has previously executed a certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 in favor of the Lender, as amended from time to time, Virbac has previously executed a certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 in favor of the Lender, as amended from time to time, and Virbac AH has previously executed a certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 in favor of the Lender, as amended from time to time (collectively, as amended, the "IP Security Agreements"), and other documents pledging a substantial portion of each such Borrowers' tangible and intangible assets to secure performance and repayment of the Obligations, (said Security Agreements, Agreements of Pledge, Deeds of Trust, IP Security Agreements and other documents are referred to herein collectively as the "Security Documents"); and

      WHEREAS, Borrowers acknowledge that the Lender may currently exercise all remedies under the Note, the Credit Agreement and the Security Documents now in effect and as otherwise provided by law, as a result of the defaults by Borrowers; and

      WHEREAS, Borrowers have requested that Lender forbear from enforcing its rights against and making demand upon Borrowers and their assets for a certain period of time and on certain conditions as set forth herein; and

      WHEREAS, Lender is willing to forbear in the enforcement of its rights against and in making demand upon Borrowers, provided that such forbearance is on the following terms and conditions and, except as expressly provided below, such forbearance does not waive or otherwise prejudice Lender's rights or ability to make demand.

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements here in contained, the parties hereto agree as follows:

      1.    Terms of Standstill. During the "Standstill Period" (as defined in
Section 3 herein), the parties agree to act in accordance with the following provisions:

            (a)   Lender. Lender covenants and agrees that it will:

            (i) not file or join in the filing of any involuntary petition in bankruptcy with respect to the Borrowers or otherwise initiate or participate in any similar proceedings for the benefit of creditors, including any proceeding for the appointment of a trustee, receiver, conservator, or liquidator, of the Borrowers or any portion of their assets;

            (ii) not seek to collect or enforce against the Borrowers by litigation or other legal proceedings any payment or other obligation due under the Note except as provided for herein; and

            (iii) not exercise or enforce any right or remedy against the Borrowers to which Lender would be entitled under the terms of the Note, Credit Agreement or Security Documents by reason of any event of default existing as of the date of this Agreement (which forbearance in exercise of enforcement shall not, however, act as a waiver of Lender's right to enforce any such right or remedy after termination of the Standstill Period).

      (b) Borrowers. Borrowers covenants and agrees that during the "Standstill Period" (as defined in Section 3 hereof):

            (i) On or before April 9, 2004, Borrowers shall pay to Lender $3,000,000.00 in cash to be applied by Lender to reduce a portion of the overadvance amount by which Borrowers' outstanding Loans currently exceeds their Borrowing Base under the Credit Agreement and the Note, provided that prior to such payment Borrowers shall have: (A) notified Lender of the source of funds for making such repayment (which if in the form of debt and any Liens securing such debt must be subordinated to the Obligations in form and substance satisfactory to Lender) and (B) provided copies of any agreements to be made by any of the Borrowers with respect to obtaining such funds, all of which must be in form and substance acceptable to Lender (subject to satisfaction of such conditions, Lender agrees to waive the limitation of Sections 7.2(a) and 7.2(b) of the Credit Agreement for purposes of Borrowers incurring Indebtedness to make such $3,000,000.00 payment);

            (ii) On or before May 3, 2004, Borrowers shall pay to Lender such additional principal payments as may be necessary to reduce the amount by which Borrowers' outstanding Loans then exceeds their Borrowing Base under the Credit Agreement and the Note to $0.00, provided that prior to such payment Borrowers shall have: (A) notified Lender of the source of funds for making such repayment (which if in the form of debt must be subordinated to the Obligations in form and substance satisfactory to Lender) and (B) provided copies of any agreements to be made by any of the Borrowers with respect to obtaining such funds, all of which must be in form and substance acceptable to Lender (subject to satisfaction of such conditions, Lender agrees to waive the limitation of Sections 7.2(a) and 7.2(b) of the Credit Agreement for purposes of Borrowers incurring Indebtedness to make such payment);

            (iii) In addition to the reports required under the Credit Agreement and the Security Documents, Borrowers shall deliver to Lender:

                        (A) on or before Friday of each week, commencing with
            the next such delivery on Friday, April 9, 2004, a cash budget for Borrowers for the following week, setting forth Borrowers' projections based upon the best estimates available to Borrowers as to the anticipated cash receipts and cash disbursements of Borrowers as well as the anticipated repayments of the outstanding loans under the Credit Agreement and the Note, certified to Lender by the President or Chief Financial Officer of the Borrowers as to fairness of assumptions made and form of presentation; and

                        (B) on or before April 19, 2004, Borrowers' plan for
            elimination of the existing overadvance amount (by which Borrowers' outstanding Loans currently exceeds their Borrowing Base under the Credit Agreement and the Note), which plan shall provide for reduction of such amount to $0.00 on or before May 3, 2004 and shall set forth all of Borrowers' assumptions concerning anticipated sales, collections of receivables, Inventory purchases and such other information as Lender may reasonably require in order to evaluate the feasibility of such plan and its likelihood of success; and

                        (C) on or before April 26, 2004, the consolidated
            balance sheet of Borrowers and their Consolidated Subsidiaries as of December 31, 2003 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year ended as of December 31, 2003, all with consolidating disclosures and setting forth in each case, in comparative form, the figures for the previous fiscal year, together with any and all restated financial statements (balance sheets and statements of income, retained earnings and cash flows) for the fiscal years (or any periods during the fiscal years) ending December 31, 2002 and December 31, 2001, all such financial statements to be prepared in accordance with Generally Accepted Accounting Principles consistently applied and audited by and accompanied by the unqualified opinion of PriceWaterhouse Coopers.

            (iv) Borrowers shall continue to supply to Lender in a timely fashion all other reports and documents as required under the Credit Agreement and the Security Documents, including, without limitation, the monthly Borrowing Base report required under the Credit Agreement;

            (v) Borrowers shall comply with and fulfill the additional covenants and other terms and conditions set forth herein, including those contained in Sections 4 and 5 hereof;

            (vi) Borrowers shall comply and fulfill all of the Obligations except to the extent any Obligation is directly amended by the express terms of this Agreement; and

            (vii) Borrowers agrees to pay Lender within five (5) days after any demand therefor all reasonable out-of-pocket costs and expenses and all reasonable attorneys' fees incurred by Lender in connection with the preparation, negotiation and execution of this Agreement and the other documents executed in connection with this Agreement; all of the obligations of Borrowers under this Section 1(b)(viii) shall survive the satisfaction and payment of Borrowers' Obligations and the termination of this Agreement and the Credit Agreement.

      2. Conditions Precedent. This Agreement shall become effective upon the occurrence or satisfaction of all of the following conditions precedent, all of which conditions must occur on or before April 9, 2004:

            (a) Borrowers shall have delivered to Lender this Forbearance Agreement, duly executed by an authorized officer of each of the Borrowers;

            (b) Borrowers shall have delivered to Lender resolutions of the Board of Directors of Borrowers duly adopted which authorize the transactions set forth in this Forbearance Agreement, which resolutions shall be in form and substance satisfactory to Lender and shall be certified to Lender by the President and Secretary or Assistant Secretary of each of the Borrowers;

            (c) Borrowers shall have paid the fee required under Section 5(a) herein; and

            (d) Bank One, NA shall have executed an amended and restated Amended and Restated Agreement and Certificate of Participation in the form of Exhibit A attached hereto.

      3.    Standstill Period.

            (a) The Standstill Period shall commence at such time as all conditions precedent to this Agreement have occurred or have been satisfied, as provided in Section 2 hereof, and shall terminate on May 10, 2004.

            (b) Notwithstanding the foregoing, the Standstill Period shall terminate earlier upon the occurrence of any of the following events of termination:

            (i) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect to the Borrowers under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy law, or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, conservator or similar official of the Borrowers, or of any substantial part of the property of the Borrowers, or ordering the winding up of or liquidation of the affairs of the Borrowers;

            (ii) the filing by the Borrowers of a petition or answer or consent seeking relief for Borrowers under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy law or other similar law, or the consent by the Borrowers to the institution of proceedings thereunder or to the filing of any such petition or the appointment of taking possession by a receiver, liquidator, assignee, trustee, custodian, conservator, or other similar official of Borrowers or of any substantial portion of the property of Borrowers;

            (iii) the breach or violation by the Borrowers of any covenant or provision of this Agreement, or, except for the defaults presently in existence as of the date hereof and acknowledged herein, the breach or violation by the Borrowers of any other provision of the Credit Agreement, the Security Documents or any of the other Transaction Documents from and after the date hereof, and the expiration of applicable cure periods, if any;

            (iv)  the payment by Borrowers of all of the Obligations to Lender.

      4.    Amendments to the Credit Agreement and the other Transaction
Documents.

      Provided an event of termination as defined in Section 3(b) above does not then exist or would not be created thereby or any event which, after notice or lapse of time or both should constitute such an event of termination, does not then exist, Lender shall continue to forbear on its rights and remedies under the Credit Agreement and the Note subject to the following amendments to the Credit Agreement:

            (a) Amendment of Interest Rates. Provided no further Default or Event of Default occurs, the interest accruing on the Obligations shall be amended to increase such interest rate to a rate per annum equal to the Prime Rate plus a Floating Rate Margin of One and One-Half Percent (1.50%) per annum until the $3,000,000.00 payment required under Section 1(b)(i) herein is received by Lender; upon receipt of such $3,000,000.00 payment required under
Section 1(b)(i) herein, the interest accruing on the Obligations shall be reduced to a rate per annum equal to the Prime Rate plus a Floating Rate Margin of One and One-Fourth Percent (1.25%) per annum until such time as Lender determines that the overadvance amount (by which Borrowers' outstanding Loans exceed the Borrowing Base under the Credit Agreement) has been eliminated as required by Section 1(b)(ii) herein; and upon Lender's determination that the overadvance amount has been eliminated as required by Section 1(b)(ii) herein, the

Obligations shall thereafter accrue interest at the rate per annum equal to the Prime Rate plus a Floating Rate Margin of One Percent (1.00%) per annum. The definition of "Floating Rate Margin" in Section 2 of the Credit Agreement shall be deleted in its entirety and in its place shall be substituted the following:

            Floating Rate Margin shall mean: (a) One and One-Half Percent (1.50%) per annum until the principal repayment in the amount of $3,000,000.00 is received by Bank as required under Section 1(b)(i) of that certain Forbearance Agreement dated as of April 9, 2004 made by and among Borrowers and Bank (as the same may be amended or modified from time to time, the "Forbearance Agreement"); (b) One and One-Fourth Percent (1.25%) from the date of receipt of the $3,000,000.00 payment described in part (a) of this definition until such time as Bank determines that the overadvance amount (the amount by which Borrowers' outstanding Loans then exceeds the Borrowing Base) has been eliminated as required by Section 1(b)(ii) of the Forbearance Agreement; and (c) from and after the date the Bank determines that the overadvance amount has been eliminated as required by Section 1(b)(ii) of the Forbearance Agreement, One Percent (1.00%) per annum.

Interest accrued under the Note prior to the date of this Forbearance Agreement shall continue to be due and payable, until paid, at the rates applicable prior to the amendment made under this Section 4(b). Following any further Default or Event of Default or following expiration of the Standstill Period for any reason, interest shall accrue and be payable, on demand, at the default rate set forth in Section 3.4(c) of the Credit Agreement.

            (b) Amendment to Consolidated Net Worth Covenant. Section 7.1(i)(i) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:.

            (i) Maintain a minimum Consolidated Net Worth at all times during the Term hereof of not less than the sum of: (A) the lesser of (1) $24,000,000.00 or (2) the December 31, 2003 Tangible Net Worth reflected on Borrowers' audited Consolidated financial statements, plus (B) Seventy-Five Percent (75%) of the Consolidated Net Income of Borrowers (with no deductions for any consolidated losses for any such month) shown on Borrowers' monthly consolidated financial statements for each month, commencing with the fiscal month ending January 31, 2004, such required increases to be cumulative from month to month;

            (c) Collateral Security. All of the Security Documents and other guaranties, security agreements and other Transaction Documents securing or guarantying any of the Obligations shall continue to secure the Obligations as herein amended.

      5.    Additional Covenants.

            (a) In consideration of Lender's agreement to forbear as set forth herein, Borrowers covenant and agree that they will pay to the Lender a fee on the date hereof in the amount of $25,278.00, which fee is due and payable on the date hereof and shall be fully earned on the date hereof;

            (b) Borrowers covenant and agree that they will promptly furnish to Lender any additional financial or other information as Lender may reasonably request from time to time in order to assess the progress of Borrowers' ability to repay or refinance all of the Obligations on or before May 10, 2004, to verify Borrowers' compliance with this Agreement, or to ascertain whether any event of termination of the Standstill Period has occurred;

            (c) Borrowers covenant and agree that they will from time to time execute such documents as are reasonably requested by Lender to protect Lender's liens and security interests referred to herein and any other liens and security interests of Lender, whether now or hereafter required;

            (d) Borrowers covenant and agree that the Lender and its designated representatives, upon request by Lender and upon reasonable notice, shall have the right to visit and inspect the premises of each of the Borrowers and inspect the books and records of each of the Borrowers as set forth in the Credit Agreement, including, without limitation, the right to audit the inventory and accounts receivable of the Borrowers or any similar and related activities as Lender may request;

            (e) Borrowers shall notify Lender in writing of any default hereunder or any other event causing the Standstill Period to terminate, such notice to be delivered to Lender within 24 hours of Borrowers' or any of their respective employees or officers having received such knowledge or notice; and

            (f) Borrowers shall not prepay any expense nor make any deposit of funds with any person or entity other than Lender in excess of $1,000.00 without prior written consent of the Lender, which consent shall not be unreasonably withheld.

      6.    Representations and Warranties.

            (a) Each of the Borrowers hereby represents and warrants to Lender that it has the legal power and ability to enter into and perform this Agreement, that all corporate actions required of it in connection with the authorization, execution, delivery and performance of this Agreement have been duly taken, and that when executed and delivered by each such Borrower, this Agreement shall constitute its valid and binding obligation.

            (b) Each of the Borrowers hereby expressly acknowledges the Defaults and Events of Default set forth in the recital paragraphs to this Forbearance Agreement; and each of the Borrowers further hereby expressly acknowledges the Lender's right to take any and all actions and other remedies set forth in the Note, Credit Agreement or Security Documents and as otherwise provided for by law immediately upon the termination of the Standstill Period.

      7.    Miscellaneous.

            (a) Each of the Borrowers hereby releases Lender and its successors, assigns, directors, officers, agents, employees, representatives and attorneys from any and all claims, demands, causes of action, liabilities or damages, whether now existing or hereafter arising or contingent or noncontingent, or actions in law or equity of any type or matter, relating to or in connection with any statements, agreements, action or inaction on the part of Lender occurring at any time prior to the execution of this Agreement, with respect to any of the Borrowers, the Credit Agreement, the Note or any of the Security Documents.

            (b) Any Event of Default (other than the existing Event of Default on the date hereof for Borrowers' failure to remain within the Borrowing Base (as defined in the Credit Agreement)) under any of the terms of the Credit Agreement (as herein amended), the Note, any of the other Security Documents or any default under any of the terms of this Agreement shall permit Lender to terminate the Standstill Period as set forth in Section 3(b)(iii) herein.

            (c) Notwithstanding anything herein to the contrary, nothing herein shall be construed as requiring Lender to extend the term of this Forbearance Agreement or to continue forbearing in the exercise of any of its rights and remedies beyond the period set forth in Section 3 hereof.

            (d) This Agreement may not be modified in any manner, except by written agreement signed by all parties hereto.

            (e) No course of dealings heretofore or hereafter between Borrowers and Lender or any failure or delay on the part of Lender in exercising any rights or remedies under this Agreement or existing by law shall operate as a waiver of any right or remedy of Lender with respect to the Obligations, and no single or partial exercise of any right or remedy hereunder shall operate as a waiver or a preclusion to the exercise of any rights or remedies Lender may have under the Note, the Credit Agreement and/or the Security Documents.

            (f) Notwithstanding anything herein to the contrary, nothing herein shall be construed as a limitation or restriction against Lender's enforcement of its rights in any proceeding described in subsection 3(b)(i) or
(ii) of this Agreement.

            (g) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision and the remaining provisions of this Agreement.

            (h) This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri applicable to contracts made and to be wholly performed within such State.

            (i) Notices required hereunder shall be in writing and delivered in person or sent by telecopy or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth below and shall be effective upon delivery:

      If to Borrowers:

            Virbac Corporation
            3200 Meacham Boulevard
            Fort Worth, Texas 76137
            Attention: David G. Eller, President
            Telecopy No. (817) 831-8362

      If to Lender:

            First Bank
            135 North Meramec
            St. Louis, Missouri  63105
            Attention: Traci Dodson, Vice President
            Telecopy No. (314) 854-5454

      ORAL COMMITMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT YOU AND US FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE

REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first set forth above.

                                             Borrowers:

                                             VIRBAC CORPORATION
                                             PM RESOURCES, INC.
                                             ST. JON LABORATORIES, INC.
                                             VIRBAC AH, INC.
                                             FRANCODEX LABORATORIES, INC.
                                             DELMARVA LABORATORIES, INC.

                                             By: /s/ David G. Eller
                                                _______________________________
                                                 David G. Eller, President

                                             Lender:

                                             FIRST BANK

                                             By /s/ Traci Dodson
                                                ________________________________
                                                Traci Dodson, Vice President